                                                                      Exhibit 11
                   ORION CAPITAL CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                                           (Unaudited)
                                                       Three Months Ended       Year Ended
                                                          December 31,         December 31,
                                                       -------------------  --------------------
(In thousands, except per share amounts)                   1998       1997       1998       1997
------------------------------------------------------------------------------------------------
Basic:
Weighted average number of shares outstanding ......     26,880     27,392     27,236     27,333
                                                       ========   ========  =========   ========

Net earnings attributable to common stockholders ...   $ 20,175   $ 36,421  $ 102,830   $115,806
                                                       ========   ========  =========   ========

Net earnings per basic common share ................   $   0.75   $   1.33  $    3.78   $   4.24
                                                       ========   ========  =========   ========

Diluted:
Computation of weighted average number of
common and diluted equivalent shares
outstanding:-
   Weighted average number of shares outstanding ...     26,880     27,392     27,236     27,333
   Dilutive effect of stock options and stock awards        336        727        606        567
                                                       --------   --------  ---------   --------
   Weighted average number of common and
     diluted equivalent shares ...................       27,216     28,119     27,842     27,900
                                                       ========   ========  =========   ========

Net earnings attributable to common stockholders ...   $ 20,175   $ 36,421  $ 102,830   $115,806
                                                       ========   ========  =========   ========

Net earnings per diluted common share ..............   $   0.74   $   1.30  $    3.69   $   4.15
                                                       ========   ========  =========   ========

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